Exhibit 99.2

Proxy Solicitation Script - 2006 Special Meeting - Merger with St. Bernard Software

Opening

Hi this is _______________________. I’m calling regarding the shares you hold in Sand Hill IT Security Acquisition Corp. The company is holding a special meeting on July 26 to vote on the merger with St. Bernard Software. We are calling you today to make sure you received your proxy materials, answer any questions you may have and to make sure you take the time to vote your shares.

Not Voted Yet - Q&A

Solicitor:	Have you had a chance to review your Proxy Statement?

Shareholder:	No.

Solicitor:	Please let me take a moment to explain the reasons behind the merger and answer any questions you may have.

Sand Hill is a “Targeted Acquisition Corporation”, or TAC, based in Menlo Park, California, organized to effect a merger, capital stock exchange or other similar business combination with an operating business in the IT security industry.

As of May 26, 2006, Sand Hill had $22,109,631 in escrow, representing the net proceeds from its initial public offering. If the merger is consummated, at least 80% of the funds in the Sand Hill escrow account, less expenses of the merger, will be available for operations of the combined company. St. Bernard believes that because the combined company will have substantially greater capitalization than St. Bernard alone, the combined company will be in a better position than St. Bernard alone, to compete in the SCM marketplace. For example, St. Bernard just posted record top line billings for Q2 2006 that was 31% greater than the prior quarter, and the new billings for iPrism, the flagship web-filtering product, were up 61% quarter over quarter.
·
St. Bernard believes that the skills and expertise of the officers and directors of Sand Hill, their collective access to acquisition opportunities and ideas, their contacts, and expertise in the IT security market, will provide the combined company with increased opportunities for future acquisitions and growth.

Do you have any questions about the merger?

Q. Who is St. Bernard Software?
A.
St. Bernard is a recognized independent supplier of IT security software products and services, with a special emphasis on Secure Content Management, or SCM, including messaging security, with $28.7 million in gross billings for 2005. St. Bernard’s products protect businesses, government organizations and educational institutions from cyber attack, improve worker productivity, reduce legal liability and assist in meeting regulatory requirements for data/privacy protection. St. Bernard’s network-attached security products are delivered as appliances that connect into the data path between the Internet gateway and a company’s local area network. St. Bernard’s system security products consist of software that is installed on workstations and servers. St. Bernard has approximately 8,000 customers supporting over 3.5 million device licenses, primarily comprised of small to medium sized businesses, educational institutions and governmental organizations. The products offered by St. Bernard include Open File Manager, a data protection product; UpdateEXPERT, a patch and settings management product; iPrism, SCM, Internet access management product; and ePrism, SCM, messaging security e-mail filtering product. According to International Data Corporation, or IDC, in September 2005, St. Bernard’s iPrism product line was the leading Internet filtering appliance, enabling customers to manage and control employee access to millions of web sites that are updated continuously as part of St. Bernard’s fee-based Software as a Service”, or a “SaaS”, business model subscription service. Other St. Bernard products also have a subscription component that increases deferred revenue thereby increasing revenue predictability. St. Bernard’s revenue model includes revenue from appliance sales, software license sales and multi-year subscription for software/database updates. St. Bernard had revenues of $21.2 million in 2004 and revenues of $24.0 million in 2005. St. Bernard is a corporation that was founded in 1984 as Emerald Systems, Inc. In 1995, the corporation sold substantially all of its operating assets, changed its name to St. Bernard Software, Inc., and began its current operations to take advantage of its existing personnel and infrastructure. The St. Bernard operations rapidly moved into the data protection and IT security market. St. Bernard Software is a private company with headquarters in San Diego, California.

IDC is a global provider of market intelligence and advisory services for the information technology and telecommunications industries. In September of 2005, IDC released a report titled, “Worldwide Secure Content Management 2005-2009 Forecast Update” from which the information that references IDC in this document has been gathered. St. Bernard subscribes to IDC information technology reports. There is no other relationship between IDC, St. Bernard or Sand Hill.

Q. Why is Sand Hill proposing the merger with St. Bernard?
A.
The Sand Hill board of directors believes that the proposed merger between Sand Hill and St. Bernard is in the best interests of St. Bernard and its stockholders for the following primary reasons:
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St. Bernard is positioned in a portion of the IT security market known as Secure Content Management, or SCM, that has experienced rapid growth and the appliance portion of SCM, according to IDC, is expected to continue to grow at 47% per year for the next five years;
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St. Bernard reached $28.7 million in gross billings in 2005 and has experienced solid growth in the past five years;
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Sand Hill believes that St. Bernard has an attractive SaaS, or Software as a Service, business model, with a subscription revenue component that increases revenue renewals, and, therefore, predictability. In 2005 subscription revenue accounted for approximately 59% of St. Bernard’s business;
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St. Bernard has approximately 8,000 active customers, with very high retention rates, on the order of 80% to 95%, resulting in strong subscription renewals (i.e., repeat business) each year;
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St. Bernard, according to IDC in September 2005, had the number one market position in web-filtering appliances;
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St. Bernard targets small to medium size businesses, or the SME market, with 50 to 1000 employees. The SME market for IT security products is experiencing growth. AMI Partners projects greater than 15% of all SME’s will purchase IT security products in 2006 (Sources: AMI Partners, 2005-2006 U.S. Medium Business Overview and Comprehensive Market Opportunity Assessment (September 2005) and 2005-2006 U.S. Small Business Overview and Comprehensive Market Opportunity Assessment; available at ask_ami@ami-partners.com);
·

Sand Hill believes that St. Bernard has a strong management team; and
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Sand hill believes that the revision to the merger agreement to provide for 1,700,000 of the shares of Sand Hill common stock to be initially issued in the merger to be held by a stockholders’ representative of St. Bernard pending their release if the combined company’s stock reaches certain price thresholds after the merger helps to adjust the timing of the merger consideration to take into account changes in public company comparables and St. Bernard’s first quarter revenue performance.

Given the above, Sand Hill believes that a business combination with St. Bernard will provide Sand Hill stockholders with an opportunity to participate in a combined company in the IT security market with significant growth potential.

Q. Why is St. Bernard proposing the merger with Sand Hill?
A.
The St. Bernard board of directors believes that the proposed merger between Sand Hill and St. Bernard is in the best interests of St. Bernard and its stockholders for the following primary reasons:
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As of May 26, 2006, Sand Hill had $22,109,631 in escrow, representing the net proceeds from its initial public offering. If the merger is consummated, at least 80% of the funds in the Sand Hill escrow account, less expenses of the merger, will be available for operations of the combined company. St. Bernard believes that because the combined company will have substantially greater capitalization than St. Bernard alone, the combined company will be in a better position than St. Bernard alone, to compete in the SCM marketplace.
·
St. Bernard believes that the skills and expertise of the officers and directors of Sand Hill, their collective access to acquisition opportunities and ideas, their contacts, and, in particular, Mr. Polanen’s and Mr. Broomfield’s expertise in the IT security market, will provide the combined company with increased opportunities for future acquisitions and growth.

Q. What is being voted on at the Sand Hill special meeting?
A.
There are four proposals that stockholders of Sand Hill are being asked to vote on at the Sand Hill special meeting. The first proposal is to adopt the merger agreement and the transactions contemplated by the merger agreement. This proposal is referred to as the merger proposal. The second proposal is to adopt the amended and restated certificate of incorporation of Sand Hill to change the name of Sand Hill to St. Bernard Software, Inc. and to remove certain provisions related to a business combination that were put in place as a result of Sand Hill being a Targeted Acquisition Corporation. This proposal is referred to as the amendment proposal. The third proposal is to adopt the St. Bernard Software, Inc. 1992 Stock Option Plan, the St. Bernard Software, Inc. 2000 Stock Option Plan and the St. Bernard Software, Inc. 2005 Stock Option Plan for non-employee directors, officers and other key employees. This proposal is referred to as the stock option plans proposal. The fourth proposal allows the adjournment of the Sand Hill special meeting to a later date if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Sand Hill special meeting to approve the merger proposal, the amendment proposal or the stock option plans proposal, but in no event to a date later than July 27, 2006. This proposal is referred to as the adjournment proposal.

Q. Does the Sand Hill board of directors recommend voting in favor of the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal?
A.
Yes. After careful consideration, Sand Hill’s board of directors has determined unanimously that the merger proposal, the amendment proposal, the stock option plans proposal and the adjournment proposal are fair to, and in the best interests of, Sand Hill and its stockholders. The board of directors of Sand Hill did not obtain a fairness opinion in connection with making these determinations. Sand Hill’s board recommends that Sand Hill stockholders vote or instruct your vote to be cast “FOR” the adoption of the merger agreement, the amendment proposal, the stock option plans proposal and the adjournment proposal. Please see “The Merger Proposal - Sand Hill’s Reasons for the Merger” on page 55.

Q. What vote is required in order to adopt the merger proposal at the Sand Hill special meeting?
A.
The adoption of the merger agreement and the transactions contemplated by the merger agreement by the Sand Hill stockholders will require the affirmative vote of a majority of the outstanding shares of Sand Hill’s common stock on the Sand Hill record date. Sand Hill’s initial stockholders, who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 19.6% of the outstanding shares of Sand Hill common stock, have agreed to vote their shares of Sand Hill common stock purchased prior to the initial public offering on the merger proposal in the same manner as how the majority of the shares of common stock held by all other Sand Hill stockholders are voted on the merger proposal. However, if the holders of 20% or more of the shares of common stock issued in Sand Hill’s initial public offering vote against the merger and demand that Sand Hill convert their shares into a pro rata portion of the trust account, then, pursuant to the terms of Sand Hill’s certificate of incorporation, the merger will not be consummated. No vote of the holders of any warrants issued by Sand Hill is necessary to adopt the merger proposal, and Sand Hill is not asking the warrant holders to vote on the merger proposal.

Q. What vote is required in order to adopt the amendment proposal at the Sand Hill special meeting?
A.
The adoption of the amendment proposal by the Sand Hill stockholders will require the affirmative vote of a majority of the outstanding shares of Sand Hill’s common stock on the Sand Hill record date.

Q. What vote is required in order to adopt the stock option plans proposal at the Sand Hill special meeting?
A.
The adoption of the stock option plans proposal by the Sand Hill stockholders will require the affirmative vote of a majority of the shares of Sand Hill’s common stock present in person or represented by proxy at the Sand Hill special meeting.

Q. What vote is required in order to adopt the adjournment proposal at the Sand Hill special meeting?
A.
The adoption of the adjournment proposal by the Sand Hill stockholders will require the affirmative vote of the majority of the shares of Sand Hill’s common stock present in person or represented by proxy at the Sand Hill special meeting.

Q. Are the proposals of the Sand Hill special meeting conditioned on each other?
A.
The adoption of the merger proposal is conditioned on the adoption of the amendment proposal and the adoption of the amendment proposal is conditioned on the adoption of the merger proposal. The adoption of neither the merger proposal nor the amendment proposal is conditioned on the adoption of the stock option plans proposal or the adjournment proposal. The adoption of the stock option plans proposal, however, is conditioned upon the adoption of the merger proposal and the amendment proposal.

Q. What will Sand Hill security holders receive in the merger?
A.
Sand Hill security holders will continue to hold the Sand Hill securities they currently own, and will not receive any of the shares of common stock, replacement options or replacement warrants issued in connection with the merger. The stockholders of St. Bernard will receive all of the shares of common stock, replacement options and replacement warrants being issued by Sand Hill in the merger.

The total amount of shares of Sand Hill common stock to be issued or that will underlie replacement options and replacement warrants is 10,880,000. 1,700,000 of these shares will be issued to a stockholders’ representative that will hold these shares on behalf of the persons who held shares of St. Bernard common stock as of the closing of the merger. These shares will be released, pro rata, to the persons who held shares of St. Bernard common stock as of the closing of the merger, if, after the merger, the price of the combined company’s common stock closes at $8.50 or more per share for 20 trading days during any 30-day trading period prior to July 25, 2009 or the consideration to be received by the combined company or its stockholders in a sale of the majority of the ownership or business of the combined company prior to July 25, 2009 equals or exceeds $8.50 per share, excluding the dilutive effects of the exercise of any of the Sand Hill warrants issued in its initial public offering. If, after the merger, neither of these thresholds are achieved prior to July 25, 2009, then the 1,700,000 shares will be returned to the combined company for no consideration and will be cancelled. Holders of St. Bernard common stock, options and warrants are entitled to receive their pro rata portion of this 10,880,000 figure, subject to the potential return of the 1,700,000 shares to be issued to the stockholders’ representative. This results in an exchange ratio of 0.421419 shares of Sand Hill common stock, replacement options or replacement warrants for each share of St. Bernard common stock or options or warrants to purchase St. Bernard common stock outstanding. Based upon the number of shares of St. Bernard common stock outstanding and the number of shares issuable for St. Bernard common stock pursuant to outstanding options and warrants as of May 26, 2006, Sand Hill will issue approximately 9,782,357 shares of common stock at the close of the merger. The holders of options and warrants to purchase shares of the common stock of St. Bernard will receive, in exchange for those options and warrants, replacement options and replacement warrants to purchase approximately 1,097,643 shares of Sand Hill common stock. To the extent that outstanding St. Bernard options or warrants are exercised prior to the closing of the merger, the number of shares of Sand Hill common stock that would be issued at the closing of the merger would increase and the number of the shares of Sand Hill common stock that would be subject to replacement options or replacement warrants to be issued at the closing of the merger would decrease by a like amount. For a complete description of the post-closing fully diluted capitalization of Sand Hill. Please see “Beneficial Ownership of Securities” on page 145.

Q. What is the structure of the merger?
A.
Under the merger agreement, St. Bernard and Sand Hill Merger Corp., a wholly-owned subsidiary of Sand Hill, will merge, with St. Bernard surviving as a wholly-owned subsidiary of Sand Hill (referred to as the merger). The merger will be accounted for as an equity recapitalization of St. Bernard for financial reporting purposes.

Q. How much of the combined company will existing Sand Hill stockholders own?
A.
After completion of the merger, if no holders of Sand Hill common stock demand that Sand Hill convert their shares into a pro rata portion of the trust account holding a substantial portion of the net proceeds of Sand Hill’s initial public offering, then Sand Hill’s stockholders will own approximately 34.3% of the combined company’s issued and outstanding shares of common stock. If one or more of Sand Hill’s stockholders vote against the merger proposal and demand that Sand Hill convert their shares into a pro rata portion of the trust account, then Sand Hill’s stockholders will own less than approximately 34.3% of the combined company’s issued and outstanding shares of common stock after completion of the merger. In either case, the balance of the issued and outstanding shares of Sand Hill’s common stock will be owned by the stockholders of St. Bernard, subject to the potential return of the 1,700,000 shares to be issued to the stockholders’ representative.

Q. Why is Sand Hill proposing the stock option plans?
A.
Sand Hill is proposing the stock option plans because it has agreed to assume the outstanding options of St. Bernard at the closing of the merger and the plans need to remain outstanding under which such options were issued as those plans govern the terms of the options. The adoption of the 2005 Stock Option Plan will also enable the combined company to offer non-employee directors, officers, other key employees and consultants equity-based incentives, thereby helping to attract, retain and reward these participants and create value for the combined company’s stockholders.

Q. What will the name of the combined company be after the merger?	A. Sand Hill will change its name following completion of the merger to St. Bernard Software, Inc.

Q. How much cash does Sand Hill hold in escrow?	A. As of May 26, 2006, Sand Hill had $22,109,631 in escrow, which would equate to $5.38 per share of outstanding Sand Hill common stock to participate in the funds held in escrow.

Q. Do stockholders of Sand Hill have conversion rights?
A.
If you hold shares of common stock issued in Sand Hill’s initial public offering, then you have the right to vote against the merger proposal and demand that Sand Hill convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held. We sometimes refer to these rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q. If stockholders of Sand Hill have conversion rights, how do they exercise them?
A.
If you wish to exercise your conversion rights, you must vote against the merger and at the same time demand that Sand Hill convert your shares into cash. If, notwithstanding your vote, the merger is completed, then you will be entitled to receive a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held, including any interest earned thereon through the date of the Sand Hill special meeting. Based on the amount of cash that was held in the trust account on May 26, 2006, you will be entitled to convert each share of

Sand Hill common stock that you hold into approximately $5.38. If you exercise your conversion rights, then you will be exchanging your shares of Sand Hill common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to the combined company. If the merger is not completed, then your shares will not be converted to cash at this time, even if you so elected.

Q. What happens to the funds deposited in the trust account after consummation of the merger?
A.
Upon consummation of the merger: the Sand Hill stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds deposited in the trust account; and the remaining funds will be released to the combined company, which intends to use its existing cash resources, along with funds released from the Sand Hill trust, to (1) enhance its SCM product offering, (2) further develop its products, (3) increase its international presence, and (4) improve its VAR and indirect sales channels, in addition to using its cash resources for working capital and for general corporate purposes.

Q. What are the expected United States federal income tax consequences to the merger?
A.
It is the opinion of Duane Morris LLP, counsel to St. Bernard, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

A St. Bernard stockholder’s receipt of Sand Hill common stock in the merger will be tax-free for United States federal income tax purposes. However, a St. Bernard stockholder who exercises his or her appraisal rights and who receives cash in exchange for his or her shares of St. Bernard common stock generally will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of such stockholder’s shares of St. Bernard common stock.

A stockholder of Sand Hill who exercises conversion rights and effects a termination of the stockholder’s interest in Sand Hill will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of Sand Hill for cash, if such shares were held as a capital asset on the date of the merger. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Sand Hill common stock. No gain or loss will be recognized by non-converting stockholders of Sand Hill.

No gain or loss will be recognized by Sand Hill or St. Bernard as a result of the merger. For a description of the material federal income tax consequences of the merger, please see the information set forth in “Material Federal Income Tax Consequences of the Merger” on page 69.

Q. Who will manage the combined company?
A.
The combined company will be managed by the current management of St. Bernard. John E. Jones, who is currently the President and Chief Executive Officer of St. Bernard, will become the President and Chief Executive Officer of the combined company. Alfred Riedler, who is currently the Chief Financial Officer of St. Bernard, will become the Chief Financial Officer of the combined company. Bart van Hedel, who is currently on the board of directors of St. Bernard, will continue as a board member of the combined company. Humphrey P. Polanen, who is currently the Chairman of the Board and Chief Executive Officer of Sand Hill, will continue as Chairman of the Board of the combined company. Scott R. Broomfield, who is currently the Executive Vice President of Corporate Development and on the board of directors of Sand Hill, will continue as a board member of the combined company.

Q. What happens to Sand Hill if the merger is not consummated?
A.
If the merger is not consummated Sand Hill will be liquidated in accordance with the provisions of Delaware law. Upon such a liquidation, the net proceeds of Sand Hill’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to Sand Hill’s common stockholders, excluding Sand Hill’s initial stockholders who purchased their shares of common stock prior to its initial public offering. Please see “Information About Sand Hill—Liquidation if No Business Combination” on page 123.

Q. When do you expect the merger to be completed?	A. It is currently anticipated that the merger will be completed promptly following the special meetings of Sand Hill and St. Bernard.

Q. Do I have appraisal rights?
A.
Sand Hill’s stockholders do not have appraisal or dissenters rights in connection with the merger.

Holders of St. Bernard capital stock who hold their shares of St. Bernard capital stock of record and continue to own those shares through the effective time of the merger and who properly demand appraisal of their shares in writing on or before July 17, 2006 in accordance with the requirements of Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, are entitled to appraisal rights as set forth in Section 262. A copy of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex F.

Under Section 262, St. Bernard stockholders who comply with the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive cash payment of the fair value of the shares, exclusive of any element of the value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court. St. Bernard will send notice pursuant to Section 262 of the DGCL to the St. Bernard stockholders who are entitled to appraisal rights when St. Bernard mails this prospectus to the St. Bernard stockholders. See “The Merger Proposal - Appraisal or Dissenters Rights” on page 67.

Q. If I am not going to attend the Sand Hill special meeting in person, should I return my proxy card instead?
A.
Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Sand Hill special meeting.

Q. What will happen if I abstain from voting or fail to vote at the Sand Hill special meeting?
A.
Sand Hill will count a properly executed proxy marked ABSTAIN with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will have the same effect as a vote against the merger proposal, the amendment proposal, the stock options plan proposal and the adjournment proposal. However, if you want to convert your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Sand Hill’s initial public offering are held, you must vote against the merger and make an affirmative election to convert your shares of common stock on the proxy card. An abstention will have the same effect as a vote against the stock option plans proposal and the adjournment proposal, but a failure to vote will have no effect on the stock option plans proposal and the adjournment proposal, assuming that a quorum for the special meeting is present. Shares that are not voted or are broker non-voted or where the stockholder abstains from voting shall not be eligible to be converted into cash upon completion of the merger.

Q. What do I do if I want to change my vote prior to the Sand Hill special meeting?
A.
Send a later-dated, signed proxy card to Sand Hill prior to the date of the Sand Hill special meeting or attend the special meeting in person and vote. Your attendance alone will not revoke your proxy. You also may revoke your proxy by sending a notice of revocation to Sand Hill at the address of Sand Hill’s corporate headquarters, on or before July 25, 2006.

Q. If my shares of Sand Hill stock are held in “street name” by my broker, will my broker vote my shares for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q. Who can help answer my questions?
A.
If you are a Sand Hill stockholder and have questions about the merger, you may write or call Sand Hill IT Security Acquisition Corp., 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025, (650) 926-7022, Attn: Humphrey P. Polanen.

Solicitor:	Do you have any additional questions?

Solicitor:	Time is of the essence. Please vote today.

FOR NOBO HOLDERS ONLY: You can vote by telephone or the internet. For telephone voting please call the toll-free number shown at the top of the voting form that came with your materials. To vote by internet please go to www.proxyvote.com. There is a control number on the face of your voting form. Please have the control number ready when you call or log on and then just follow the easy step-by-step instructions

FOR REGISTERED SHAREHOLDERS ONLY: You can fax your vote to the company’s Transfer Agent, American Stock Transfer at (718) 921-8331 or to Advantage Proxy at (206) 870-8492.

Thank you for your time today. Should you have any additional questions, or need any assistance, please don’t hesitate to call us back at (800) 238-3410. The access code for Sand Hill is 34. Have a good (day, evening, afternoon, etc.)

NOTE TO SOLICITORS:

If there are any questions not covered by the Q&A above, please make a detailed note of the question and tell the shareholder you will have a representative of Sand Hill contact them to respond to their question.

Message - No Questions, Already Voted

Opening

Hi this is _______________________. I’m calling regarding the shares you hold in Sand Hill IT Security Acquisition Corp. The company is holding a special meeting on July 26 to vote on the merger with St. Bernard Software. We are calling you today to make sure you received your proxy materials, answer any questions you may have and to make sure you take the time to vote your shares.

Solicitor:	Have you had a chance to review your Proxy Statement?

Shareholder:	Yes.

Solicitor:	Do you have any questions regarding these proposals?

Shareholder:	No.

Solicitor:	Have you voted your proxy?

If the answer is Yes -

May I ask how you voted? (Mark down their vote on the contact sheet. If they don’t want to disclose their vote, they don’t have to. Don’t push - Be Polite!)

If the answer is No -

Please remember the meeting is on July 26. Time is of the essence. Please vote today.

Solicitor:
FOR NOBO (STREET NAME) HOLDERS ONLY: You can vote by telephone or the internet. For telephone voting please call the toll-free number shown at the top of the voting form that came with your materials. To vote by internet please go to www.proxyvote.com. There is a control number on the face of your voting form. Please have the control number ready when you call or log on and then just follow the easy step-by-step instructions

FOR REGISTERED SHAREHOLDERS ONLY: You can fax your vote to the company’s Transfer Agent, American Stock Transfer at (718) 921-8331 or to Advantage Proxy at (206) 870-8492.

Thank you for your time today. Should you have any additional questions, or need any assistance, please don’t hesitate to call us back at (800) 238-3410. The access code for Sand Hill is 34. Have a good (day, evening, afternoon, etc.)

Answering Machine Messages

Hi this is _______________________. I’m calling regarding the shares you hold in Sand Hill IT Security Acquisition Corp. The company is holding a special meeting on July 26 to vote on the merger with St. Bernard Software. The board of directors of Sand Hill unanimously recommends that you vote “FOR” the adoption of the merger proposal.

We are calling you today to make sure you received your proxy materials, answer any questions you may have and to make sure you take the time to vote your shares. Please remember the meeting date is July 26. Time is of the essence. Please vote today.

FOR NOBO HOLDERS ONLY: You can vote by telephone or the internet. For telephone voting please call the toll-free number shown at the top of the voting form that came with your materials. To vote by internet please go to www.proxyvote.com. There is a control number on the face of your voting form. Please have the control number ready when you call or log on and then just follow the easy step-by-step instructions

FOR REGISTERED SHAREHOLDERS ONLY: You can fax your vote to the company’s Transfer Agent, American Stock Transfer at (718) 921-8331 or to Advantage Proxy at (206) 870-8492.

If you didn’t receive your proxy materials, if you have any questions or if you need assistance with voting, please give us a call at (800) 238-3410. The access code for Sand Hill is 34. Thank you for your time. Please vote!